CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-4, File No.333-28937 and Form S-8, File No. 333-38077.


March 31, 1998
Houston, Texas